Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-278998) pertaining to the 2024 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-203755) pertaining to the 2015 Omnibus Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-143397) pertaining to the 2007 Outside Director Incentive Plan,
(4)Registration Statements (Form S-8 No. 333-157236, No. 33-37500, No. 333-108321 and No. 333-278998) pertaining to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, and
(5)Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates,
of our reports dated February 6, 2025, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. and the effectiveness of internal control over financial reporting of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K) of Cullen/Frost Bankers, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Antonio, Texas
February 6, 2025